EXHIBIT 32

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the annual report of Dragon Pharmaceutical, Inc. (the "Company") on Form 10-KSB for the period ending December 31, 2004 as filed with the Securities and Exchange Commission on the date hereof (the "Report"). We, Yanlin Han, Chief Executive Officer and Garry Wong, Chief Financial Officer, of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to the best of our knowledge and belief:

(1)        the Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)        the information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

Dated: March 29, 2005	/s/ YANLIN HAN

Yanlin Han,

Chief Executive Officer

(Principal Executive Officer)

/s/ GARRY WONG

Garry Wong,

Chief Financial Officer
(Principal Financial and Accounting Officer)